Exhibit 10.1

Amended and Restated Stockholders Agreement

by and among

ARAMARK Holdings Corporation,

ARAMARK Intermediate HoldCo Corporation,

and the Stockholders Named Herein

Dated as of December 10, 2013

i

ARTICLE IV
[Intentionally omitted]

ARTICLE V
Representations and Warranties: Covenants

Section 5.01 Representations and Warranties	13

Section 5.02 Covenants	13

ARTICLE VI
[Intentionally omitted]

ARTICLE VII
Miscellaneous

Section 7.01 Assignment and Binding Effect	14

Section 7.02 Notices	14

Section 7.03 Governing Law	16

Section 7.04 Jurisdiction: Legal Fees	16

Section 7.05 Entire Agreement	16

Section 7.06 Counterparts	16

Section 7.07 Severability	17

Section 7.08 Interpretation	17

Section 7.09 Amendment and Modification	17

Section 7.10 Waiver	17

Section 7.11 Further Assurances; Company Logo	17

Section 7.12 Sections. Exhibits	18

Section 7.13 Specific Enforcement	18

Section 7.14 Termination	18

Section 7.15 Withdrawal	18

Section 7.16 No Recourse	19

Section 7.17 Indemnity	19

Section 7.18 Successors	21

Section 7.19 Registration Rights and Coordination Committee Agreement	21

Section 7.20 Chairman of the Board	21

ARTICLE VIII
Definitions

Section 8.01 Definitions	21

ii

This AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (the “Agreement”), dated as of December 10, 2013, by and among ARAMARK Holdings Corporation (the “Company”), a Delaware corporation, ARAMARK Intermediate HoldCo Corporation (“Intermediate HoldCo”), a Delaware corporation wholly owned by the Company and each of the Sponsor Stockholders (as defined herein), Joseph Neubauer and each of the Management Stockholders (as defined herein) (the Sponsor Stockholders, Joseph Neubauer, the Management Stockholders and such other Persons (as defined herein) as may hereinafter become parties to or be bound by this Agreement, collectively the “Stockholders”).

RECITALS

WHEREAS, the Company, ARAMARK Intermediate HoldCo Corporation, each of the Sponsor Stockholders, Joseph Neubauer and each of the Management Stockholders entered into the Stockholders Agreement, dated as of January 26, 2007 (as amended, the “Original Agreement” and such date, the “Original Date”);

WHEREAS, as of the close of business on the date of this Agreement, each Sponsor Stockholder, Joseph Neubauer and each of the Management Stockholders will own the number of Shares of the Company set forth opposite such Stockholder’s name on Exhibit A hereto;

WHEREAS, pursuant to Section 7.09 of the Original Agreement, the Original Agreement may be amended, in whole or in part, at any time pursuant to an agreement in writing by the Sponsor Stockholders representing sufficient shares to constitute a Majority Sponsor Vote, the Management Representative and Joseph Neubauer;

WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of Shares of its common stock; and

WHEREAS, in connection with, and effective upon, the date of completion of the IPO (the “Closing Date”), the parties hereto wish to amend and restate the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

General Governance and Management

Section 1.01 [Intentionally omitted].

Section 1.02 Non-Qualifying Investor Group. (a) Each Investor Group’s right to designate and nominate an Investor Director pursuant to Section 1.05 shall cease with respect to such Investor Group from and after the first date on which the members of such Investor Group beneficially own in the aggregate a number of Shares that is less than 20% of the Original Shares owned in the aggregate by the members of such Investor Group as set forth on Exhibit A hereto (in which case, such Investor Group shall thereafter be referred to herein as a “Non-Qualifying Investor Group”).

(b) In the event that one or more Investor Groups loses its right to nominate an Investor Director as a result of becoming a Non-Qualifying Investor Group, then the Board of Directors of the Company (the “Board”) shall designate an Independent Director to fill such vacancy or vacancies; provided, that if such Investor Group(s) has become a Non-Qualifying Investor Group due to Transfers of at least half of its Original Shares to one or more of the Qualifying Investor Groups in accordance with this Agreement, then such vacancy or vacancies shall be filled by an individual nominated or designated by the Qualifying Investor Group(s) that acquired such Non-Qualifying Investor Group(s)’ Shares, with such Director(s) so nominated or designated to be consented to by Joseph Neubauer, which consent shall not be unreasonably withheld or delayed.

(c) [Intentionally omitted].

(d) In the event that an Investor Group becomes a Non-Qualifying Investor Group, each Investor Director designated or nominated by such Investor Group shall resign immediately from the Board and the parties shall take all necessary action to cause such removal at such time.

(e) Each Investor Group shall at all times have the exclusive right, subject to the next sentence, to remove any Investor Director designated or nominated by such Investor Group, and such Investor Director shall immediately resign if so removed by the applicable Investor Group (and the parties shall take all necessary action to promptly cause the removal of such Investor Director). The foregoing notwithstanding, an Investor Director may be removed from office without the consent of the Investor Group that designated or nominated such Investor Director pursuant to Section 1.02(d) hereof.

(f) Anything to the contrary herein notwithstanding, each VCOC Stockholder shall have the right (but not the obligation) pursuant to this Agreement to designate an observer (each, an “Observer”) to receive notice of and to attend all meetings of the Board, with each such Observer so designated to be consented to by Joseph Neubauer, which consent shall not be unreasonably withheld or delayed; provided, that VCOC Stockholders shall cooperate and coordinate in good faith to keep the number of Observers at the minimum number reasonably necessary to ensure that each such VCOC Stockholder qualifies as a “Venture Capital Operating Company” (as defined in the Employee Retirement Security Act of 1974, as amended). Each such Observer shall be entitled to receive all materials and reports regarding the Company that are distributed to Directors in connection with such meetings, to raise matters for consideration at such meetings and to participate in discussions occurring at such meetings; provided, however, that no such Observer shall have the right to participate in any vote, consent or other action of the Board or any committee thereof, nor shall such Observer’s vote, consent or other action be required for any vote, consent or other action of the Board or any committee thereof, nor shall any such Observer participate in any executive session or be entitled to be present for any privileged communication from counsel if the presence of such Observer could affect the existence of such privilege and provided, further, that all materials and discussions shall be kept strictly confidential by the Observer and the VCOC Stockholders designating the applicable Observer.

(g) [Intentionally omitted].

(h) At the request of the Sponsor Stockholders (acting by Majority Sponsor Vote) or of Joseph Neubauer, the provisions relating to Board and committee composition shall be replicated with respect to Intermediate Holdings and/or Aramark.

(i) A quorum shall be present if, after due notice, a majority of the directors of the Board, including (x) at least a majority of the Investor Directors and (y) Joseph Neubauer are present, unless Joseph Neubauer waives the requirement of his presence with respect to any meeting or is incapacitated; provided that a majority of the Investor Directors shall be deemed to be present at any meeting for purposes of this Section 1.02(i) if the sum of (i) the number of Investor Directors present at such meeting and (ii) the number of Investor Directors who are not present but have waived the requirement of their presence at such meeting equals at least a majority of the Investor Directors.

Section 1.03 Committees. (a) [Intentionally omitted].

(b) [Intentionally omitted].

(c) Composition of Committees of the Board. Unless otherwise required by law, regulation or the rules of a stock exchange on which the securities of the Company are quoted or listed for trading, all committees of the Board (including the Nominating Committee) shall consist of (i) Joseph Neubauer, so long as he serves as a Director as of such time or, in the event that he does not serve as a Director as of such time, then a Senior Manager and (ii) a number of other Directors determined by the Sponsor Stockholders by Majority Sponsor Vote and the identity of which are determined by the Nominating Committee. Notwithstanding anything in this Section 1.03(c) to the contrary, the Nominating Committee shall consist of (x) Joseph Neubauer, so long as he serves as a Director as of such time or, in the event that he does not serve as a Director as of such time, then a Senior Manager and (y) at least two Investor Directors determined by the Sponsor Stockholders by Majority Sponsor Vote.

(d) Coordination Committee. Anything to the contrary herein notwithstanding, the Coordination Committee shall be comprised as set forth in the Registration Rights and Coordination Committee Agreement. The Coordination Committee shall not be deemed to be a committee of the Board, and need not include any Directors; provided, however, that the Coordination Committee shall include Joseph Neubauer for so long as Joseph Neubauer and employees of the Company beneficially own 5% or more of the outstanding Shares on a Fully-Diluted Basis and, in the event Joseph Neubauer no longer serves on the Coordination Committee, such committee shall include a Senior Manager of the Company selected by a majority vote of the Senior Managers.

(e) [Intentionally omitted].

Section 1.04 [Intentionally omitted].

Section 1.05 Composition of the Board. The Board shall be comprised of (i) unless Joseph Neubauer has been removed for Cause from the Board or is otherwise unable to serve as Director, as long as Joseph Neubauer and employees of the Company beneficially own 5% or more of the outstanding Shares on a Fully-Diluted Basis, Joseph Neubauer, (ii) subject to Section 1.02(a) and Section 1.02(b) and Section 1.02(d), one GSCP Investor Director, one CCMP Investor Director, one THL Investor Director and one WP Investor Director, and (iii) a number of Investor Directors and a number of other Directors, if any, such numbers to be determined by the Sponsor Stockholders by Majority Sponsor Vote, the identities of whom are to be determined by the Nominating Committee; provided that the Management Stockholders shall be entitled to proportionate representation (rounded up or down to the nearest whole number) on the Board based on their aggregate ownership of Shares, which may include (but not necessarily be limited to) Joseph Neubauer or the current Chief Executive Officer (“CEO”) of the Company and; provided, further, that any such representative other than Joseph Neubauer must be a Senior Manager and remain a Senior Manager throughout the term of his or her service on the Board.

Section 1.06 [Intentionally omitted].

Section 1.07 Joseph Neubauer. (a) [Intentionally omitted].

(b) [Intentionally omitted].

(c) [Intentionally omitted].

(d) Notwithstanding anything to the contrary contained in this Agreement, Joseph Neubauer or his estate shall be entitled to appoint one Director to the Board for so long as Joseph Neubauer or his estate, together with employees of the Company, beneficially own on a Fully-Diluted Basis in the aggregate five percent or more of the equity of the Company on a Fully-Diluted Basis; provided that for purposes of the foregoing calculation, any Shares beneficially owned by employees of the Company shall not be included in such calculation following Joseph Neubauer’s death and; provided, further that such Director shall have similar stature and qualifications as directors of companies of comparable size or stature (which stature and qualifications Joseph Neubauer shall be deemed to have for purposes of this Agreement) or shall otherwise be determined by the Nominating Committee at the time to be a valuable member of the Board.

Section 1.08 Stockholder Voting; Presence at Quorum; Obligation to Support Purposes of this Agreement. Each Investor Stockholder shall vote (or, if applicable, consent in writing with respect to) all of its Shares (to the extent entitled to vote or consent with respect to the relevant matter), and each Investor Stockholder and the Company shall take all necessary and desirable actions within its control, including causing its Director-designee to take such actions, and each Management Stockholder shall, if and when required by, and as directed by, the Coordination Committee, grant an irrevocable proxy to vote (or, if applicable, to consent in writing with respect to) any Shares of such Management Stockholder (to the extent entitled to vote or consent with respect to the relevant matter), in each case in order to effect the provisions of this Agreement, including the provisions relating to the nomination, designation, election, removal or replacement of Directors and including the obligation to vote in favor of any prospective Director designated or nominated in accordance with this Article I and to ensure the continuing Board composition contemplated hereby; provided that such irrevocable proxy which may be granted by a Management Stockholder shall only be effective for such period as the Coordination Committee may determine, and shall terminate upon the earlier of (i) the termination of this Agreement pursuant to Section 7.14(a) or (ii) the date such Management Stockholder shall Withdraw pursuant to the terms of Section 7.15. The obligation to take all actions within its control shall include, with respect to each Stockholder that is a member of an Investor Group, the obligation to remove any Director appointed by its Investor Group that fails to act to give effect to this Agreement and to replace such Director with another Director. Each Investor Stockholder shall cause all of the Shares owned by it to be present for quorum purposes at each annual meeting of the Stockholders of the Company and at any special meeting of the Stockholders of the Company at which Directors are to be elected or removed or vacancies on the Board are to be filled, or in connection with any such action proposed to be taken by written consent.

Section 1.09 Approval Rights.

(a) [Intentionally omitted].

(b) [Intentionally omitted].

(c) In addition to any other approval required, the Subject Companies and each Stockholder shall not, and shall cause their respective Subsidiaries not to, adopt or effect any amendment, modification or supplement to this Agreement, the Charter or the By-laws that would subject any Stockholder to materially adverse differential treatment, or to the Charter or By-laws in a manner inconsistent with the provisions of this Agreement, and shall not amend, modify or supplement this Section 1.09(c), in each case without the prior written approval of (i) in the case of each affected Sponsor Stockholder, the Investor Group of which such Sponsor Stockholder is a member, and (ii) if affected, Joseph Neubauer, and (iii) if the Management Stockholders are affected, the Management Representative; provided that no change shall be made to Sections 1.09(c), 2.01, 7.09, 7.14, 7.15 or Article VIII (to the extent relating to the foregoing sections) or the sections of the Registration Rights and Coordination Committee Agreement addressing the Management Stockholders’ piggy-back registration rights or transfer rights and the Charter or By-laws may not be amended in a manner inconsistent with the foregoing provisions of this Agreement or the Registration Rights and Coordination Committee Agreement, in each case in a manner adverse to the Management Stockholders without the approval of Management Stockholders collectively holding at least 75% of the Shares held by the Management Stockholders as of such time.

(d) The Company shall not enter into, and each Stockholder shall cause its nominee to the Board of Directors to not approve the Company or any of its subsidiaries entering into, any transaction with any Sponsor Stockholder or Joseph Neubauer or any Affiliate thereof (other than the Company and its Subsidiaries or any of their respective directors, officers or employees) or any of their respective officers, directors or employees, without (after full disclosure) the prior consent of a majority of the disinterested Directors on the Board of Directors, excluding, in the case of Joseph Neubauer, compensation and incentive arrangements and other matters within the customary purview of, and approved by, the Compensation Committee.

Section 1.10 [Intentionally omitted].

Section 1.11 Registration Rights and Coordination Committee Agreement. On or shortly after the date hereof, the Company has entered into or shall enter into an Amended and Restated Registration Rights and Coordination Committee Agreement (the “Registration Rights and Coordination Committee Agreement”) with the Stockholders referred to therein.

Section 1.12 Corporate Opportunity. (a) Except as otherwise agreed in writing, or as provided below, to the fullest extent permitted by law, (i) no Investor Director or Sponsor Stockholder shall have any duty (fiduciary or otherwise) or obligation, if any, to refrain from (A) engaging in the same or similar activities or lines of business as the Subject Companies or any of their Subsidiaries, (B) doing business with any client, customer or vendor of the Subject Companies or any of their Subsidiaries or (C) entering into and performing one or more agreements (or modifications or supplements to pre-existing agreements) with the Subject Companies or any of their Subsidiaries, including, in the cases of clauses (A), (B) or (C), any such matters as may be Corporate Opportunities; and (ii) no Investor Director or Sponsor Stockholder nor any officer, director or employee thereof shall be deemed to have breached any duty (fiduciary or otherwise), if any, to the Subject Companies, any of their Subsidiaries or securityholders solely by reason of any Investor Director or Sponsor Stockholder engaging in any such activity or entering into such transactions, including any Corporate Opportunities.

(b) Subject to clause (c) below and except as otherwise provided in this clause (b) with respect to Identified Corporate Opportunities, the Subject Companies and their Subsidiaries shall have no interest or expectation in, nor right to be informed of, any Corporate Opportunity, and in the event that any Investor Director, Sponsor Stockholder or Section 1.12 Person acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity, such Investor Director, Sponsor Stockholder or Section 1.12 Person shall, to the fullest extent permitted by law, have no duty (fiduciary or otherwise) or obligation to communicate or offer such Corporate Opportunity to the Subject Companies or any of their Subsidiaries or securityholders or to any other Investor Directors and shall not, to the fullest extent permitted by law, be liable to the Subject Companies or any of their Subsidiaries or securityholders for breach of any fiduciary duty as a Director, officer or securityholder of the Subject Companies or any of their Subsidiaries solely by reason of the fact that any Investor Director, Sponsor Stockholder or Section 1.12 Person acquires or seeks such Corporate Opportunity for itself, directs such Corporate Opportunity to another Person, or otherwise does not communicate information regarding such Corporate Opportunity to the Subject Companies or their Subsidiaries or securityholders, and the Subject Companies and their Subsidiaries, to the fullest extent permitted by law, waive and renunciate any claim that such business opportunity constituted a Corporate Opportunity that should have been presented to the Subject Companies or any of their Affiliates; provided that if an opportunity is expressly communicated to a Section 1.12 Person in his or her capacity as a director or officer of the Subject Companies or such Subsidiary for the express purpose of causing such opportunity to be communicated to the Subject Companies or such Subsidiary (an “Identified Corporate Opportunity”), then such Section 1.12 Person shall reasonably promptly communicate the opportunity, or, in lieu thereof, the identity of the party initiating the communication and the subject of the communication, to the Board, and, upon such communication, such Section 1.12 Person shall be deemed to have satisfied his or her obligations pursuant to this Section 1.12(b) and his or her fiduciary obligations, if any, in respect of such opportunity except that such Section 1.12 Person shall otherwise keep such Identified Corporate Opportunity confidential and shall not disclose it to any other Person. For the purposes of this Agreement, (1) “Corporate Opportunity” shall include any potential transaction, investment or business opportunity or prospective economic or competitive advantage in which the Subject Companies or any of their Subsidiaries could have any expectancy or interest; and (2) “Section 1.12 Person” shall mean any director or officer of the Subject Companies or any of their Subsidiaries who is also a director, officer or employee of any Sponsor Stockholder or any of its Affiliates.

(c) Notwithstanding anything to the contrary in this Agreement, in the event that any Sponsor Stockholder is pursuing a Corporate Opportunity, such Sponsor Stockholder will ensure that its Director designee to the Board does not participate in any discussions of the Board regarding such Corporate Opportunity, or receive information from the Company or any Affiliate with respect thereto, or vote with respect to, any such Corporate Opportunity, and the Investor Group associated with such Sponsor Stockholder shall not be entitled to exercise any rights under Section 1.09 with respect to such Corporate Opportunity.

(d) No Investor Director shall serve on the board of directors of any Restricted Firm or its subsidiaries.

ARTICLE II

Transfers

Section 2.01 Generally. (a) No Stockholder shall directly or indirectly sell, transfer, pledge or otherwise dispose of any economic, voting or other rights in or to (collectively, “Transfer”) any Shares or other securities of the Company, other than (i) to Permitted Transferees, (ii) in a transaction approved by the Coordination Committee in accordance with the Registration Rights and Coordination Committee Agreement, (iii) after the Closing Date, and, in each case, subject to any applicable, provisions of the Registration Rights and Coordination Committee Agreement, in a Public Offering, (iv) by Joseph Neubauer or his estate in accordance with Section 2.04, 2.07 or 2.09 hereof or (v) by a Management Stockholder in order to allow the Management Stockholder to pay any Option Price or Tax Withholding (as such terms are defined under, and in accordance with, the procedures set forth in, the Company 2007 Management Stock Incentive Plan (the “Stock Incentive Plan”)), pursuant to stock-for-stock settlement, stock-for-taxes settlement or Net Exercise (as defined in the Stock Incentive Plan) (clauses (i)—(v) together, the “Permitted Transfer Provisions”). Notwithstanding anything to the contrary in this Agreement or the Registration Rights and Coordination Committee Agreement, other than in connection with a Change of Control or in a sale of Shares in a Public Offering of Shares, no Investor Stockholder shall make any Transfer of Shares to a Restricted Firm. The Company shall not record upon its books any Transfer of any securities of the Company other than as permitted by and in accordance with the Permitted Transfer Provisions, and any purported Transfer in violation hereof shall be null and void and of no effect.

(b) Post-IPO Management Sale. Notwithstanding Section 2.01(a), but subject to Section 7.14(c), following the Closing Date, a Management Stockholder may Transfer Shares of the Company, but only to the extent that such Transfer would not result in such Management Stockholder’s 2.01(b) Ownership Percentage immediately following such Transfer (the “Determination Time”) being less than the lowest of (i) the Relative Ownership Percentage owned by the Sponsor Stockholders immediately following the Determination Time, (ii) 50% from and after the date six months after such IPO until the first anniversary of such IPO, or (iii) 0% from and after the first anniversary of such IPO; provided that nothing shall restrict a Transfer by a Management Stockholder made with the approval of the Compensation Committee. “2.01(b) Ownership Percentage” means “X” divided by “Y”, where “X” is the number of Shares beneficially owned immediately after the Determination Time excluding any Shares beneficially owned through unvested options or unvested restricted stock or other Share-based award, and where “Y” is the sum of (A) the number of Shares held by a Management Stockholder as of the date of this Agreement or, if greater, as of the 90th day following the date hereof (or, in the case of a Management Stockholder that has become a Management Stockholder after the 90th day following the date hereof, the number of Shares held by such Management Stockholder as of the date such individual became a Management Stockholder or acquired in connection with his or her commencement of employment with the Company), plus (B) the number of Shares beneficially owned through vested unexercised stock options at the Determination Time plus (C) the number of Shares of restricted stock or other Share-based award that in any such case have vested and have not been exercised since the date of this

Agreement prior to the Determination Time and, but without duplication, the number of Shares acquired by such Management Stockholder from and after the date of this Agreement and prior to the Determination Time as a result of the exercise of stock options minus (D) the number of Shares sold by such Management Stockholder from and after the date of this Agreement and prior to the Determination Time in Public Offerings. “Relative Ownership Percentage” means a fraction, (i) the numerator of which is the number of Shares beneficially owned by the Sponsor Stockholders in the aggregate immediately after the Determination Time and (ii) the denominator of which is the number of Shares beneficially owned by the Sponsor Stockholders in the aggregate on the date of this Agreement. Appropriate Adjustment shall be made to the foregoing calculations to take account of stock splits, combinations and similar adjustments. A Management Stockholder may elect to aggregate his or her holdings of Shares with those of any Immediate Family Member who he or she controls for purposes of calculating a combined 2.01(b) Ownership Percentage to which such Management Stockholder and Immediate Family Member will be collectively subject as well as for purposes of exercising piggy-back registration rights pursuant to the Registration Rights and Coordination Committee Agreement.

Section 2.02 Compliance with Securities Laws. No Transfer of any securities of the Company otherwise permitted under this Agreement shall be made if such Transfer is not in compliance with the Securities Act or any other applicable securities laws.

Section 2.03 Agreement to Be Bound. No Transfer of any securities of the Company otherwise permitted by this Agreement shall be made or be effective (and the Company shall not transfer on its books any securities) unless (i) the certificates, if any, representing such securities issued to the transferee bear the legends provided in Section 2.06 hereof, if required by such Section 2.06, and (ii) the transferee shall have executed and delivered to the Company, as a condition precedent to such Transfer, an instrument or instruments in form and substance satisfactory to the Board confirming that the transferee agrees to be bound by the terms of this Agreement and accepts the rights and obligations set forth hereunder; provided, however, that the terms and conditions of Sections 2.03 (i) and (ii) hereof shall not apply to any Transfers pursuant to a Public Offering or Rule 144.

Section 2.04 Permitted Transfers by Members of JN Group. From and after May 8, 2014, members of the JN Group may Transfer any Shares or other securities of the Company held by them, provided that any such Transfer (other than pursuant to the other Permitted Transfer Provisions or any Transfers involving sales into the public market) shall comply with the procedures set forth in Section 2.07. Notwithstanding the foregoing, until the second anniversary of the IPO, private sales by members of the JN Group (but not sales into the public market, Transfers to Immediate Family Members or among members of the JN Group or Transfers of the Freed-Up Shares) will require Coordination Committee approval. For purposes of the foregoing exception for sales into the public market, the volume restrictions under Rule 144 will continue to apply to the JN Group until the second anniversary of the IPO even if Joseph Neubauer is not an Affiliate of the Company prior to that date. All sales pursuant to Rule 144 will comply with the manner of sale provisions thereunder (which, for the avoidance of doubt, do not allow for solicitations of orders for the sales; any underwritten or pre-marketed sales would need to be conducted as registered sales pursuant to the Registration Rights and Coordination Committee Agreement).

Section 2.05 [Intentionally omitted].

Section 2.06 Legends. (a) Each certificate (if certificated) evidencing securities of the Company and each instrument issued in exchange for or upon the Transfer of any securities of the Company (subject to the proviso in Section 2.03 hereof) shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER AND OTHER RESTRICTIONS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF [ ], 2013, AMONG ARAMARK HOLDINGS CORPORATION AND CERTAIN OF ITS STOCKHOLDERS AND AFFILIATES, AND, AMONG OTHER THINGS, MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH SUCH TRANSFER RESTRICTIONS AND APPLICABLE SECURITIES LAW. A COPY OF SUCH STOCKHOLDERS AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY AND IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

provided, that once a Stockholder is no longer subject to the transfer restrictions in this Agreement, such Person may request, and the Company will deliver, certificates without such a legend.

(b) Securities Act Legends. Each certificate representing Shares shall have the following legend endorsed conspicuously thereupon:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (A) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE ACT COVERING THE TRANSFER OR (B) IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE ACT OR THE RULES THEREUNDER, PROVIDED THAT THE ISSUER MAY REQUIRE THE TRANSFEROR TO DELIVER AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER REGARDING THE AVAILABILITY OF SUCH AN EXEMPTION.

Section 2.07 Right of First Offer in the Event of Death or Disability. (a) ROFO Notice. In the event that Joseph Neubauer dies or becomes subject to a Disability, Joseph Neubauer or his estate (the “Initiating Seller”) may Transfer all or any portion of the Shares beneficially owned by Joseph Neubauer or his estate, to any Person or Persons. Other than any Transfers involving sales into the public market, the Initiating Seller shall first give written notice (the “ROFO Notice”) to the Company and to the Qualifying Sponsor Stockholders (collectively, the “ROFO Offerees”), stating that the Initiating Seller desires to make such Transfer, referring to this Section 2.07, specifying the number of Shares beneficially owned by Joseph Neubauer or his estate (the “ROFO Offer Shares”), and specifying a cash price per Share the Initiating Seller seeks to receive (the “ROFO Proposed Price”).

(b) ROFO Election. Within 10 Business Days of the date of receipt of the ROFO Notice, each ROFO Offeree shall deliver to the Initiating Seller and to the Company a written notice (the “ROFO Election”) stating whether the ROFO Offeree elects to purchase a portion of the ROFO Offer Shares and, if so, the number of Shares such ROFO Offeree elects to purchase. In the event that the Initiating Seller receives elections to purchase more than the total number of ROFO Offer Shares, the ROFO Offer Shares shall be allocated first, to the Company and second, among the other electing ROFO Offerees in proportion to the number of Shares held by such ROFO Offerees on the date of the ROFO Notice. The number of Shares to be sold to a ROFO Offeree pursuant to the two immediately preceding sentences is referred to as the “ROFO Allocated Shares.” Within 10 Business Days of receipt of the last timely-made ROFO Election and receipt of any approval required under, or expiration of any required waiting period pursuant to, applicable law, the Initiating Seller shall sell to each electing ROFO Offeree such Person’s ROFO Allocated Shares at the ROFO Proposed Price.

(c) In the event that the ROFO Offerees do not purchase all of the ROFO Offer Shares pursuant to the foregoing paragraphs (a) and (b), then the Initiating Seller may then Transfer any remaining portion of the ROFO Offer Shares to any Person or Persons at a price or prices equal to or greater than the ROFO Proposed Price, provided that any such Person or Persons (1) must be an Accredited Investor and (2) may not be a Restricted Firm without the prior approval of the Board. Articles II and VII and Section 1.08 hereof and the Registration Rights and Coordination Committee Agreement (to the extent provided in such agreement) shall continue to apply to any Person or Persons who acquire any Shares pursuant to this Section 2.07 (and any such transferee shall be considered an “Investor Stockholder” for purposes of such Articles and Sections of this Agreement), subject to the preceding sentence, but such Person or Persons shall not be entitled to any other rights under this Agreement.

Section 2.08 [Intentionally omitted].

Section 2.09 Freed-Up Shares. Notwithstanding any other provision of this Agreement or the Registration Rights and Coordination Committee Agreement, Joseph Neubauer may Transfer up to 2,000,000 Shares to any cultural or academic not-for-profit institution or entity without any restraints under this Agreement or the Registration Rights and Coordination Committee Agreement (the “Freed-Up Shares”). Each such transferee of the Freed-Up Shares will be free to sell without restraints under this Agreement or the Registration Rights and Coordination Committee Agreement, and such transferees will not be included within the JN Group nor will they be required to become a party to, or otherwise bound by, this Agreement or the Registration Rights and Coordination Committee Agreement.

ARTICLE III

Information Rights

Section 3.01 Business Information. (a) The Company will prepare and furnish the following to (x) each Investor Stockholder so long as such Investor Stockholder owns at least 20% of such Investor Stockholder’s Original Shares (provided that the information set forth in items (i) and (ii) below shall be provided so long as an Investor Stockholder owns any Shares) and (y) each VCOC Stockholder so long as such VCOC Stockholder owns any Shares:

(i) As soon as available, and in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of each such fiscal year and the audited consolidated statements of income, cash flows and changes in Stockholders’ equity for such year of the Company and its Subsidiaries, setting forth in each case in comparative form the figures for the next preceding fiscal year, all in reasonable detail.

(ii) As soon as available, and in any event within 45 days (or such greater time as prescribed by the Securities and Exchange Commission for non-accelerated filers) after the end of each fiscal quarter of the Company for the first three fiscal quarters of a fiscal year, the unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statements of income, cash flows and changes in Stockholders’ equity for such quarter and the portion of the fiscal year then ended of the Company and its Subsidiaries, setting forth in each case the figures for the corresponding periods of the previous fiscal year, or, in the case of such balance sheet, for the last day of such fiscal year, in comparative form, all in reasonable detail.

(iii) As soon as available, if and to the extent provided to the Board, a copy of the operating and capital expenditure budgets for the Company and its Subsidiaries for such fiscal year, in each case in such form as the Company prepares in the ordinary course of business.

(iv) If and to the extent otherwise prepared by the Company and provided to the Board, periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries.

(b) At any time during which the Company is subject to the periodic reporting requirements of the Exchange Act or voluntarily reports thereunder, the Company may satisfy its obligations pursuant to Sections 3.01(a)(i) and 3.01(a)(ii) by filing with the Securities and Exchange Commission (via the EDGAR system) on a timely basis annual and quarterly reports satisfying the requirements of the Exchange Act. The Company’s obligation to furnish the materials described in this Section 3.01 shall be satisfied so long as it transmits such materials to the specified Stockholders within the time periods specified in this Section, notwithstanding that such materials may actually be received after the expiration of such periods.

ARTICLE IV

[Intentionally omitted]

ARTICLE V

Representations and Warranties: Covenants

Section 5.01 Representations and Warranties. Each party represents and warrants to each other party, solely with respect to itself, that (i) such party has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement, (ii) this Agreement has been duly and validly executed and delivered by such party and constitutes a valid and binding agreement of such party enforceable against such party in accordance with its terms, and (iii) other than pledges to banks and other lenders in connection with borrowings by a Management Stockholder to finance the purchase of its Shares, it has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement or would otherwise frustrate or limit the ability of such party to comply with its obligations hereunder.

Section 5.02 Covenants. Each party agrees that it shall not grant or become a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement or would otherwise frustrate or limit the ability of such party to comply with its obligations hereunder.

ARTICLE VI

[Intentionally omitted]

ARTICLE VII

Miscellaneous

Section 7.01 Assignment and Binding Effect. (a) No party shall assign all or any part of this Agreement without the prior written consent of each Investor Group, of Joseph Neubauer and of the Management Representative, except in connection with a Transfer of Shares permitted by the terms of this Agreement subject to the terms of this Agreement.

(b) This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties pursuant to this section.

(c) [Intentionally omitted].

Section 7.02 Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be personally served in writing, or by facsimile or electronic mail, shall be deemed to have been given on the date of service or receipt, and shall be addressed as follows:

To the Company or Intermediate HoldCo:	c/o ARAMARK Corporation 1101 Market Street Philadelphia, PA 19107 Tel: 215-238-3000 Fax: 215-413-8808 Attn: General Counsel

With a copy to:	Wachtell, Lipton, Rosen & Katz 51 West 52 Street New York, New York 10019 Tel: 212-403-1000 Fax: 212-403-2000 Attn: Mark Gordon, Esq.

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 Tel: 212-455-2000 Fax: 212-455-2502 Attn: Joseph H. Kaufman, Esq.

To any member of the GSCP Investor Group:	GS Capital Partners V Fund, L.P. c/o The Goldman Sachs Group 85 Broad Street New York, New York 10004 Tel: 212-902-1000 Fax: 212-357-5505 Attn: Sanjeev Mehra

To any member of the CCMP Investor Group:	CCMP Capital Investors II, L.P. 245 Park Avenue 16th Floor New York, New York 10020-1080 Tel: 212-600-9600 Fax: 212-599-3481 Attn: Stephen Murray

To any Member of the WP Investor Group:	Warburg Pincus LLC 466 Lexington Avenue 10th Floor New York, New York 10017-3147 Tel: 212-878-0600 Fax: 212-599-5617 Attn: David Barr

To any Member of the THL Investor Group:	Thomas H. Lee Partners L.P. 100 Federal Street 35th Floor Boston, Massachusetts 02110 Tel: 617-227-1050 Fax: 617-227-3514 Attn: Todd Abbrecht

With a copy to, in the case of correspondence with any Investor Group:	Wachtell, Lipton, Rosen & Katz 51 West 52 Street New York, New York 10019 Tel: 212-403-1000 Fax: 212-403-2000 Attn: Mark Gordon, Esq.

To Joseph Neubauer:	Joseph Neubauer c/o ARAMARK Corporation 1101 Market Street Philadelphia, Pennsylvania 19107 Tel: 215-238-3337 Fax: 215-413-8808

With a copy to:	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Tel: 212-558-4000 Fax: 212-558-3588 Attn: James C. Morphy, Esq. Brian E. Hamilton, Esq.

To any other Stockholder	To the appropriate address on the signature page hereto.

Section 7.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 7.04 Jurisdiction: Legal Fees. (a) The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(b) In the event of any dispute regarding any term of this Agreement between any Stockholder, on the one hand, and the Company or any of its controlled Affiliates, on the other hand, in respect of matters addressed in this Agreement, the Registration Rights and Coordination Committee Agreement, the Stock Incentive Plan, and any Award Agreement (as such term is defined in the Stock Incentive Plan), the Company shall promptly reimburse the Stockholder for all legal fees and expenses the Stockholder incurred in connection with such dispute if the Stockholder prevails in such dispute on a substantial portion of the claims under such dispute.

Section 7.05 Entire Agreement. This Agreement and the Registration Rights and Coordination Committee Agreement, the Stock Incentive Plan, and any Award Agreement entered into by and between the Company and any Management Stockholder or Joseph Neubauer (for purposes hereof, relative to such Person and the Company) set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement and the Registration Rights and Coordination Committee Agreement.

Section 7.06 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

Section 7.07 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

Section 7.08 Interpretation. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 7.09 Amendment and Modification. Except as provided in, and subject to, Section 1.09(c), this Agreement may be amended, modified or supplemented only in writing by (a) Sponsor Stockholders representing sufficient shares to constitute a Majority Sponsor Vote, (b) the Management Representative and (c), so long as he is a party, Joseph Neubauer.

Section 7.10 Waiver. Any party hereto may on behalf of itself only (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by any other party with any of the agreements or conditions contained herein. Other than as contemplated by Section 1.02(i), any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

Section 7.11 Further Assurances; Company Logo. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement. Subject to the prior consent of the Company not to be unreasonably withheld or delayed, the Sponsor Stockholders and their respective Affiliates will be permitted to use the Company’s and its Subsidiaries’ name and logo in marketing materials of the Sponsor Stockholders.

Section 7.12 Sections. Exhibits. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an “Exhibit” are, unless otherwise specified, to one of the exhibits attached to this Agreement.

Section 7.13 Specific Enforcement. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

Section 7.14 Termination. (a) This Agreement shall terminate at such time as there are no longer any Sponsor Stockholders party hereto or with the consent of each of the Investor Stockholders and the Management Representative; provided that this Agreement shall terminate with respect to the Management Stockholders at such time that there are no Qualifying Investor Groups. No termination under this Agreement shall relieve any party of liability for breach prior to termination. In the event this Agreement is terminated, each Stockholder shall retain the indemnification, contribution and reimbursement rights pursuant to Section 7.17 hereof with respect to any matter that occurred prior to such termination.

(b) The provisions in Sections 2.01 and 2.03 shall cease to be applicable to the Investor Stockholders at such time as no Investor Group beneficially owns a number of Shares equal to or greater than 10% of the number of Original Shares beneficially owned in the aggregate by the members of such Investor Group as set forth on Exhibit A hereto.

(c) The provisions in Sections 2.01 and 2.03 and any provision of this Agreement or the Registration Rights and Coordination Committee Agreement relating to the Coordination Committee shall cease to be applicable with respect to a Management Stockholder upon the earliest of (i) the later of (A) such Management Stockholder’s death or disability or Retirement and, with respect to a Senior Manager, resignation with Good Reason or termination without Cause (provided that in the case of a termination without Cause, such provisions shall not expire until that date that is 6 months after the date described in this clause (i)) and (B) the Closing Date (it being understood that an event from each of the foregoing clauses (A) and (B) must have occurred); (ii) at such time as the Investor Groups collectively beneficially own less than 20% of the number of Original Shares beneficially owned in the aggregate by the Investor Groups as of the Original Date; (iii) a Change of Control; or (iv) for Management Stockholders, the date that is 12 months after the Closing Date.

Section 7.15 Withdrawal. Any Stockholder that ceases to own any Shares shall cease to be a party to this Agreement and cease being a Stockholder (“Withdraw”). In addition, (i) Joseph Neubauer or his estate and (ii) all, but not less than all, of the Sponsor Stockholders that are members of any one Investor Group may elect to Withdraw at such time as Joseph Neubauer or his estate or such Sponsor Stockholders, as the case may be, in the aggregate, do not beneficially own a number of Shares equal to or greater than 10% of the number of Original Shares beneficially owned in the aggregate by Joseph Neubauer or the members of such Investor Group as set forth on Exhibit A hereto, as applicable. Any Stockholder who Withdraws shall cease to have any rights or obligations under this Agreement, except such Stockholder (i) shall not thereby be relieved of its liability for breach of this Agreement prior to such Withdrawal; (ii) shall retain any rights with respect to a breach of this Agreement by any other Person prior to such Withdrawal; and (iii) shall retain the indemnification, contribution and reimbursement rights pursuant to Section 7.17 hereof with respect to any matter that occurred prior to such Withdrawal.

Section 7.16 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain members of the Investor Stockholders may be partnerships or limited liability companies, each party to this Agreement covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, member or manager of any Investor Stockholders or of Aramark or the Company or of any partner, member, manager, Affiliate or assignee thereof (including, in the case of Joseph Neubauer or a Management Stockholder and their respective estates, The Neubauer Family Foundation (with respect to Joseph Neubauer) and any trust or estate planning vehicles established for the benefit of any family members of Joseph Neubauer or any Management Stockholder), as such (it being understood that recourse may be had against a Stockholder of the Company for breach of this Agreement in such capacity as a Stockholder), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other Applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Investor Stockholders or of Aramark or the Company or any current or future member of any Investor Stockholders or any current or future director, officer, employee, partner, member or manager of any Investor Stockholders or of Aramark or the Company or of any Affiliate or assignee thereof, as such (it being understood that personal liability may attach to, be imposed on or otherwise be incurred by a Stockholder of the Company for breach of this Agreement in such Person’s capacity as a Stockholder) for any obligation of any Investor or Aramark or the Company under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 7.17 Indemnity. Each of the Subject Companies, jointly and severally, will indemnify, exonerate and hold each Investor Stockholder and Senior Manager and corporate officer, and each of their respective partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees, Permitted Transferees and agents and each of the partners, shareholders, members, Affiliates, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing and in the case of Joseph Neubauer and his estate, The Neubauer Family Foundation and any trusts or estate planning vehicles established for the benefit of any family members of Joseph Neubauer, and in the case of any Management Stockholder, any trusts or estate planning vehicles established for the benefit of any family members of such Management Stockholder (collectively, the “Indemnitees”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ and accountants’ fees and expenses) incurred by the Indemnitees or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), as a result of, arising out of, or in any way relating to (i) this Agreement, the Agreement and Plan of Merger, dated as of August 8, 2006, pursuant to which RMK Acquisition Corporation merged with and into Aramark with Aramark surviving as the surviving corporation therein or any other transactions contemplated by such Agreement and Plan of Merger, any transaction to which any of the Subject Companies is a party or any other circumstances with respect to any of the Subject Companies (other than any such Indemnified Liabilities to the extent such Indemnified Liabilities arise out of (A) any breach of the Stockholders Agreement or the Registration Rights and Coordination Committee Agreement by such Indemnitee or its affiliated or associated Indemnitees or other related Persons or (B) any transaction entered into after the Original Date or other circumstances existing after the Original Date with respect to which the interests of such Indemnitee or its affiliated or associated Indemnitees were adverse to the interests of any of the Subject Companies), (ii) operations of, or services provided by any of the Indemnitees to, any of the Subject Companies, or any of their Affiliates from time to time, (iii) the Investor Stockholder’s purchase and/or ownership of Shares or any other equity security of any Subject Company, or (iv) any litigation to which any Indemnitee is made a party in its capacity as a stockholder or owner of securities of any Subject Company (or party related thereto); provided that the foregoing indemnification rights shall not be available in the event that any such Indemnified Liabilities arose on account of such Indemnitee’s gross negligence or willful misconduct, and further provided that, if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Subject Companies will make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. For purposes of this Section 7.17, none of the circumstances described in the limitations contained in the two provisos in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by any of the Subject Companies, then such payments shall be promptly repaid by such Indemnitee to the Subject Companies. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. None of the Indemnitees shall in any event be liable to any of the Subject Companies or any of their Affiliates for any act or omission suffered or taken by such Indemnitee that does not constitute gross negligence or willful misconduct. If all Sponsor Stockholders are similarly situated with respect to their interests in a matter that may be an Indemnified Liability and that is not based on a Third-Party Claim, the Sponsor Stockholders may enforce their rights pursuant to this Section 7.17 only with the consent of the Sponsor Stockholders (acting by Majority Sponsor Vote). A “Third-Party Claim” means any (i) claim brought by a Person other than the Subject Companies or any of their subsidiaries, an Investor Stockholder or any Indemnitee and (ii) any derivative claim brought in the name of the Subject Companies, or any of their respective subsidiaries, that is initiated by a Person other than a Sponsor Stockholder or any Indemnitee.

Section 7.18 Successors. Permitted Transferees are entitled to all of the rights and subject to all of the obligations of the transferor hereunder from whom they received their Shares regardless of whether the Agreement elsewhere expressly so provides.

Section 7.19 Registration Rights and Coordination Committee Agreement. By executing this Agreement, each Stockholder hereby becomes a party to the Registration Rights and Coordination Committee Agreement, and is entitled to the rights, and subject to the obligations thereunder.

Section 7.20 Chairman of the Board. Joseph Neubauer will serve as the Chairman of the Board until at least the earlier of the first annual meeting of stockholders following the IPO or November 30, 2014.

ARTICLE VIII

Definitions

Section 8.01 Definitions.

(1) “2.01(b) Ownership Percentage” has the meaning set forth in Section 2.01(b).

(2) “Accredited Investor” shall have the meaning ascribed thereto in Rule 501 of Regulation D promulgated under the Securities Act, as in effect on the date hereof.

(3) “Affiliate” shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

(4) “Agreement” has the meaning set forth in the Preamble hereof.

(5) “Aramark” means ARAMARK Corporation, a Delaware corporation wholly owned by the Company.

(6) “beneficially owned” shall be determined pursuant to Rule 13d-3 under the Exchange Act.

(7) “Board” has the meaning set forth in Section 1.02(b) hereof.

(8) “Business Combination” has the meaning set forth in this Section 8.01.

(9) “Business Day” shall mean any day on which banks are required to be open to conduct business in New York City.

(10) “By-laws” shall mean the By-Laws of the Company, as amended from time to time in accordance with the terms thereof.

(11) “Cause” shall have the meaning assigned to it in any Individual Agreement (as such term is defined in the Stock Incentive Plan) of Joseph Neubauer or any applicable Management Stockholder, as applicable, or, if no such agreement is in effect that defines such term, shall have the meaning assigned to it in the Stock Incentive Plan.

(12) “CCMP Investor Director” means a Director designed or nominated by CCMP Capital Investors II, L.P., so long as it is a member of the CCMP Investor Group, or if Capital Investors II, L.P. is not a member of the CCMP Investor Group, by the CCMP Investor Group.

(13) “CCMP Investor Group” shall mean CCMP Capital Investors II, L.P., CCMP Capital Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., J.P. Morgan Partners Global Investors (Selldown) II, L.P., and J.P. Morgan Partners (BHCA), L.P. and any Permitted Transferee thereof which is an investment fund that is directly or indirectly managed or advised by CCMP Capital Advisors, LLC or J.P. Morgan Partners, LLC.

(14) “CEO” has the meaning set forth in Section 1.05 hereof.

(15) “Change of Control” shall mean:

(i) The acquisition by any individual entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Investor Groups and their Affiliates (the “Permitted Holders”), directly or indirectly, of beneficial ownership of equity securities of the Company representing more than 50% of the voting power of the then-outstanding equity securities of the Company entitled to vote generally in the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following shall not constitute a Change of Control: (A) any acquisition by the Company or by any Sponsor Stockholder, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (C) any acquisition by any Person pursuant to a transaction which complies with clauses (A) and (B) of subsection (ii) below; or

(ii) The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the purchase of assets or stock of another entity (a “Business Combination”), in each case, unless immediately following such Business Combination, (A) all or substantially all of the beneficial owners of the Company Voting Securities immediately prior to such Business Combination beneficially own more than 50% of the then-outstanding combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportion (relative to each other) as their ownership immediately prior to such Business Combination of the Company Voting Securities, and (B) no Person (excluding the Permitted Holders) beneficially owns, directly or indirectly, more than a majority of the combined voting power of the then-outstanding voting securities of such entity except to the extent that such ownership of the Company existed prior to the Business Combination.

Notwithstanding paragraphs (i) and (ii) above, in no event will a Change of Control be deemed to occur if the Permitted Holders maintain a direct or indirect Controlling Interest in the Company. A “Controlling Interest” in an entity shall mean beneficial ownership of more than 50% of the voting power of the outstanding equity securities of the entity.

(16) “Charter” shall mean the certificate of incorporation of the Company, as amended from time to time.

(17) “Closing Date” has the meaning set forth in the Recitals hereof.

(18) “Company” has the meaning set forth in the Preamble hereof.

(19) “Company Voting Securities” has the meaning set forth in this Section 8.01.

(20) “Compensation Committee” means the Compensation Committee of the Board.

(21) “Controlling Interest” has the meaning set forth in this Section 8.01.

(22) “Coordination Committee” has the meaning set forth in the Registration Rights and Coordination Committee Agreement.

(23) “Corporate Opportunity” has the meaning set forth in Section 1.12(b) hereof.

(24) “Determination Time” has the meaning set forth in Section 2.01(b) hereof.

(25) “Director” has the meaning ascribed thereto in the Company’s By-laws.

(26) “Director Deferred Stock Unit” shall mean the right to be granted to directors (other than employee directors or Investor Directors) pursuant to the 2007 Management Stock Incentive Plan to receive one whole Share following the termination of a director’s Board service. The maximum number of Director Deferred Stock Units to be issued to Directors shall not exceed 400,000, or such greater amount as may be set forth in the ARAMARK Holdings Corporation Amended and Restated 2007 Management Stock Incentive Plan.

(27) “Disability” shall have the meaning assigned to it in any employment or similar agreement between the Company and the applicable Management Stockholder, or, if no such agreement is in effect that defines such term, shall have the meaning assigned to it in the Stock Incentive Plan.

(28) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(29) “Fair Market Value” shall mean, with respect to a Share, the fair market value of such Share as determined from time to time (but no less frequently than quarterly) by an independent appraisal conducted under review of the Board. In determining Fair Market Value, the appraisal shall not include any private company, liquidity or minority discounts or discounts in respect of transfer restrictions. Notwithstanding the foregoing, in the event that within 12 months of a termination of a Management Stockholder’s employment (except in the case of a termination for Cause), an IPO or Change of Control occurs, Fair Market Value shall equal the consideration paid per share pursuant to such transaction, if higher.

(30) “Freed-Up Shares” has the meaning set forth in Section 2.09.

(31) “Fully-Diluted Basis” means assuming the exercise of all options that are vested and exercisable at the relevant time and conversion of all securities that are vested and convertible at the relevant time, in all cases using the treasury method.

(32) “Good Reason” shall have the meaning assigned to it in any Individual Agreement of any applicable Management Stockholder or Joseph Neubauer, as applicable. If no such agreement is in effect that defines such term, “Good Reason” shall not apply with respect to such Person.

(33) “GSCP Investor Director” means a Director designed or nominated by the GSCP Investor Group.

(34) “GSCP Investor Group” shall mean GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V Institutional, L.P. and GS Capital Partners V GmbH & Co. KG, and any Permitted Transferee thereof which is an investment fund that is directly or indirectly managed or advised by GS Capital Partners V Fund, L.P.

(35) “Immediate Family Member” means with respect to any natural Person, any child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law and sister-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing Persons or any private foundation or fund that is controlled by any of the foregoing Persons or any donor-advised fund of which any such Person is the donor or, in the case of Joseph Neubauer or any of the foregoing Persons having such a relationship with Joseph Neubauer, any charitable or other tax exempt organization.

(36) “Indemnified Liability” has the meaning set forth in Section 7.17 hereof.

(37) “Indemnitee” has the meaning set forth in Section 7.17 hereof.

(38) “Independent Director” means Directors meeting the independence requirements set forth in the New York Stock Exchange listing standards and who are approved by the Nominating Committee.

(39) “Intermediate HoldCo” has the meaning set forth in the Preamble hereof.

(40) “Investor Director” shall mean any of GSCP Investor Director, the CCMP Investor Director, the THL Investor Director or the WP Investor Director.

(41) “Investor Group” shall mean any of the GSCP Investor Group, the CCMP Investor Group, the WP Investor Group or the THL Investor Group.

(42) “Investor Stockholders” shall mean the Investor Groups and Joseph Neubauer (or his estate) and any transferee of Joseph Neubauer or his estate pursuant to Section 2.07 to the extent provided in such Sections.

(43) “IPO” has the meaning set forth in the Recitals hereof.

(44) “ISPO Option” shall have the meaning set forth in the Stock Incentive Plan, as amended.

(45) “JN Group” means Joseph Neubauer and each Immediate Family Member of Joseph Neubauer to the extent such Person holds Shares or other securities of the Company that were Transferred to such Person by Joseph Neubauer (directly or indirectly) in accordance with the terms of this Agreement, other than any Freed-Up Shares (as defined in Section 2.09). For purposes of the Transfer and registration related provisions of this Agreement, Joseph Neubauer shall be deemed to own all Shares or other securities of the Company that are held by any other member of the JN Group, and the restrictions on and other provisions related to Transfers that are set forth in this Agreement shall apply to each other member of the JN Group solely to the extent they apply to Joseph Neubauer.

(46) “Majority Sponsor Vote” means, at any time, the affirmative vote of Qualifying Sponsor Stockholders owning a majority of the Shares owned by all Qualifying Sponsor Stockholders at such time.

(47) “Management Representative” shall mean such person who is a Senior Manager of the Company and who is approved from time to time as the Management Representative by holders of a majority of the Shares held by the Senior Managers at such time.

(48) “Management Stockholder” means each Person listed on Exhibit A to this Agreement under the heading “Management Stockholders,” including Senior Managers but excluding Joseph Neubauer, and such Person’s Permitted Transferees, including any Person added to such Exhibit A after the date hereof upon approval of the Board or the Compensation Committee and any former director of the Company who receives a distribution of Shares pursuant to a Director Deferred Stock Unit and executes a joinder to the Stockholders Agreement and Registration Rights and Coordination Committee Agreement (it being understood for the avoidance of doubt that such former directors shall be Management Stockholders but shall not be Senior Managers).

(49) “Nominating Committee” means the Nominating & Corporate Governance Committee of the Company.

(50) “Non-Qualifying Investor Group” has the meaning set forth in Section 1.02(a) hereof.

(51) “Observer” has the meaning set forth in Section 1.02(f) hereof

(52) “Original Date” has the meaning set forth in the recitals.

(53) “Original Shares” means Shares purchased for cash or acquired in respect of the contribution of shares of common stock of ARAMARK, in either case prior to, at or within 90 days following the Original Date and shares subsequently acquired for cash at Fair Market Value by Management Stockholders pursuant to purchase rights or otherwise but excluding, shares acquired pursuant to the exercise of employee stock options (including, without limitation, ISPO Options and nonqualified stock options) issued under the Stock Incentive Plan (or any successor plan).

(54) “Permitted Holders” has the meaning set forth in this Section 8.01.

(55) “Permitted Transfer Provisions” has the meaning set forth in Section 2.01 hereof.

(56) “Permitted Transferee” shall mean (i) in respect of any Sponsor Stockholder, any investment fund that is directly or indirectly managed or advised by the manager or advisor of such Sponsor Stockholder or any of its Affiliates, or the successors of any Permitted Transferee; (ii) in respect of a Management Stockholder, PNC Bank, Wachovia or another lender providing financing for such Stockholder’s acquisition of Shares that agree to be subject to the transfer restrictions contained in this Agreement, in each case pursuant to a pledge by the applicable Management Stockholder and subject to a call right of the Company and (iii) in respect of any holder of Shares: (a) the Company; (b) upon the death of such holder, the Persons who would receive such shares under the holder’s will or other testamentary instrument or, in the absence thereof, pursuant to the laws of descent and distribution; and (c) an Immediate Family Member of the Person to whom such Shares were initially issued by the Company, provided that except with the consent of the Compensation Committee or for bona fide estate planning purposes, such Transfer is not a sale made for value.

(57) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

(58) “Public Offering” means a public offering and sale of shares of capital stock of the Company pursuant to an effective registration statement under the Securities Act (other than on Form S-4, S-8 or any similar or successor form).

(59) “Qualifying Investor Group” means an Investor Group that is not a Non-Qualifying Investor Group.

(60) “Qualifying Sponsor Stockholders” means Sponsor Stockholders that are members of the Qualifying Investor Groups.

(61) “Registration Rights and Coordination Committee Agreement” has the meaning set forth in Section 1.11 hereof.

(62) “Relative Ownership Percentage” has the meaning set forth in Section 2.01(b) hereof).

(63) “Restricted Firm” means a Person that derives more than 40 percent of its earnings from (x) the outsourced provision of food, refreshment, specialized dietary and support services to businesses, educational, governmental and/or healthcare institutions, and/or to sports and entertainment facilities, (y) uniform rental and/or direct marketing, and/or (z) facilities management or services to third parties, but for the avoidance of doubt, not counting earnings derived from (1) a food or refreshment service franchisor/franchisee business or the business of operating restaurants, restaurant chains or similar retail eating and drinking places or (2) a food packaging, distribution or marketing company, whether for wholesale or retail.

(64) “Retirement” has the meaning given thereto in the Stock Incentive Plan.

(65) “ROFO Allocated Shares” has the meaning set forth in Section 2.07(b) hereof.

(66) “ROFO Election” has the meaning set forth in Section 2.07(b) hereof.

(67) “ROFO Notice” has the meaning set forth in Section 2.07(a) hereof.

(68) “ROFO Offer Shares” has the meaning set forth in Section 2.07(a) hereof.

(69) “ROFO Offerees” has the meaning set forth in Section 2.07(a) hereof.

(70) “ROFO Proposed Price” has the meaning set forth in Section 2.07(a) hereof.

(71) “Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

(72) “Section 1.12 Person” has the meaning set forth in Section 1.12(b) hereof.

(73) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(74) “Senior Managers” means the members of the Company’s “Management Committee” from time to time, so long as such individuals are on the Management Committee; provided that Joseph Neubauer shall not be considered a Senior Manager under this Agreement or the Registration Rights and Coordination Committee Agreement.

(75) “Share Equivalents” means any securities that are then-currently exchangeable for, then-currently exercisable for or otherwise then-currently convertible into Shares.

(76) “Shares” means the common shares of the Company, with a par value of $.01 per share.

(77) “Sponsor Stockholder” shall mean those Stockholders of the Company who are members of the GSCP Investor Group, the CCMP Investor Group, the WP Investor Group or the THL Investor Group.

(78) “Stockholders” has the meaning set forth in the Preamble hereof.

(79) “Subject Companies” means the Company, Intermediate HoldCo and Aramark, and any other direct subsidiary of the Company or Intermediate HoldCo.

(80) Subsidiary” means, when used with respect to the Company, any other Person (whether or not incorporated) that the Company directly or indirectly owns or has the power to vote or control more than 50% of any class or series of capital stock or other equity interests of such Person.

(81) “THL Investor Director” means a Director designated or nominated by the THL Investor Group.

(82) “THL Investor Group” shall mean Thomas H. Lee Equity Fund VI, L.P., Thomas H. Lee Parallel Fund VI, L.P., Thomas H. Lee Parallel (DT) Fund VI, L.P., THL Coinvestment Partners, L.P., Putnam Investments Holdings, LLC, and Putnam Investments Employees’ Securities Company DI LLC, and any Permitted Transferee thereof which is an investment fund that is directly or indirectly managed or advised by Thomas H. Lee Partners, L.P.

(83) “Transfer” has the meaning set forth in Section 2.01 hereof.

(84) “VCOC Stockholder” means each Sponsor Stockholder that advises the Board of the Company that it intends to qualify as a “venture capital operating company” (as defined in 29 C.F.R. § 2510.3-101(d)).

(85) “Withdraw” has the meaning set forth in Section 7.15 hereof.

(86) “WP Investor Director” means a Director designed or nominated by the WP Investor Group.

(87) “WP Investor Group” shall mean Warburg Pincus Private Equity IX, L.P. and any Permitted Transferee thereof which is an investment fund that is directly or indirectly managed or advised by Warburg Pincus LLC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

/s/ Joseph Neubauer
Joseph Neubauer

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ARAMARK HOLDINGS CORPORATION

By:	/s/ L. Frederick Sutherland

Name: L. Frederick Sutherland
Title: Executive Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

ARAMARK INTERMEDIATE HOLDCO CORPORATION

By:	/s/ L. Frederick Sutherland

Name: L. Frederick Sutherland
Title: Executive Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

GS CAPITAL PARTNERS V FUND, L.P.

By: GSCP V Advisors, L.L.C., its General Partner

By:	/s/ Sanjeev Mehra

Name: Sanjeev Mehra
Title: Vice President

GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.

By: GSCP V Offshore Advisors, L.L.C., its General Parts

By:	/s/ Sanjeev Mehra

Name: Sanjeev Mehra
Title: Vice President

GS CAPITAL PARTNERS V GMBH & CO. KG

By: GS Advisors V, L.L.C., its Managing Limited Partner

By:	/s/ Sanjeev Mehra

Name: Sanjeev Mehra
Title: Vice President

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

By: GS Advisors V, L.L.C. Limited Partner

By:	/s/ Sanjeev Mehra

Name: Sanjeev Mehra
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

J.P. MORGAN PARTNERS (BHCA), L.P.

By: JPMP Master Fund Manager, L.P.,
Its General Partner

By: JPMP Capital Corp.,
Its General Partner

By:	/s/ Ana Capella Gomez-Acebo

Name: Ana Capella Gomez-Acebo
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

By: JPMP Global Investors, L.P.,
Its General Partner

By: JPMP Capital Corp.,
Its General Partner

By:	/s/ Ana Capella Gomez-Acebo

Name: Ana Capella Gomez-Acebo
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.

By: JPMP Global Investors, L.P.,
Its General Partner

By: JPMP Capital Corp.,
Its General Partner

By:	/s/ Ana Capella Gomez-Acebo

Name: Ana Capella Gomez-Acebo
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

By: JPMP Global Investors, L.P.,
Its General Partner

By: JPMP Capital Corp.,
Its General Partner

By:	/s/ Ana Capella Gomez-Acebo

Name: Ana Capella Gomez-Acebo
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN), L.P.

By: JPMP Global Investors, L.P.,
Its General Partner

By: JPMP Capital Corp.,
Its General Partner

By:	/s/ Ana Capella Gomez-Acebo

Name: Ana Capella Gomez-Acebo
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN) II, L.P.

By: JPMP Global Investors, L.P.,
Its General Partner

By: JPMP Capital Corp.,
Its General Partner

By:	/s/ Ana Capella Gomez-Acebo

Name: Ana Capella Gomez-Acebo
Title: Managing Director

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

By: JPMP Global Investors, L.P.,
Its General Partner

By: JPMP Capital Corp.,
Its General Partner

By:	/s/ Ana Capella Gomez-Acebo

Name: Ana Capella Gomez-Acebo
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

CCMP CAPITAL INVESTORS II, L.P.

By: CCMP Capital Associates, L.P., its General Partner

By: CCMP Capital Associates GP, LLC, its general partner

By:	/s/ Stephen Murray

Name: Stephen Murray
Title: President and CEO

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By: CCMP Capital Associates, L.P., its General Partner

By: CCMP Capital Associates GP, LLC, its general partner

By:	/s/ Stephen Murray

Name: Stephen Murray
Title: President and CEO

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

THOMAS H. LEE EQUITY FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name: Charles P. Holden
Title: Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name: Charles P. Holden
Title: Managing Director

THL EQUITY FUND VI INVESTORS (ARAMARK), LLC
By: THL Equity Advisors VI, LLC, its manager
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name: Charles P. Holden
Title: Managing Director

PUTNAM INVESTMENT HOLDINGS, LLC
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name: Charles P. Holden
Title: Managing Director

THL COINVESTMENT PARTNERS, L.P.
By: Thomas H. Lee Partners, L.P., its general partner
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name: Charles P. Holden
Title: Managing Director

PUTNAM INVESTMENT EMPLOYEES’ SECURITIES COMPANY III, LLC
By: Putnam Investment Holdings, LLC, its managing member
By: Putnam Investments, LLC, its managing member
By: Thomas H. Lee Advisors, LLC, its attorney-in-fact
By: THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name: Charles P. Holden
Title: Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.
By: THL Equity Advisors VI, LLC, its general partner
By: Thomas H. Lee Partners, L.P., its sole member
By: Thomas H. Lee Advisors, LLC, its general partner
By: THL Holdco, LLC, its managing member

By:	/s/ Charles P. Holden

Name: Charles P. Holden
Title: Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX LLC, its General Partner
By:	Warburg Pincus Partners LLC, its Sole Member
By:	Warburg Pincus & Co., its Managing Member

By:	/s/ David Barr

Name: David Barr
Title: Partner

EXHIBIT A

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